Draft 8-4-2014
ATSG Reports Strong Second Quarter Results
Revenues up 8%, Pre-tax Earnings increase 33%, and Adjusted EBITDA grows 26% from 2Q 2013
WILMINGTON, OH, August 5, 2014 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended June 30, 2014.
For the second quarter of 2014:

•
Revenues were $149.6 million, up $10.7 million, or 8 percent from a year ago. Excluding revenues from reimbursable expenses, revenues increased $4.8 million, or 4 percent. The year-over-year gain stemmed from an improvement in combi revenue from the U.S. military and more aircraft maintenance services performed for external customers.

•
Pre-tax earnings from continuing operations increased 33 percent to $14.7 million. Sharp improvement in the profitability of ATSG's airline operations more than offset margin reductions in ATSG's aircraft leasing business, which incurred greater costs without compensating revenues while preparing 767 freighters for redeployment to external lease customers.

•
Net earnings from continuing operations of $9.3 million, or $0.14 per share, were up 34 percent from $6.9 million, or $0.11 per share a year ago. The Company has operating loss carryforwards for U.S. federal income tax purposes that offset its federal income tax liabilities. As a result, ATSG does not expect to pay significant federal income taxes until 2016 or later.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, also adjusted for the effect of derivative transactions) was $45.3 million, up 26 percent from $35.9 million in the prior-year quarter, and up 17 percent from $38.8 million in the first quarter of 2014. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in separate tables at the end of this release.

Separately today, ATSG announced that its Board of Directors has authorized the purchase of up $50 million of the company's common shares, with discretion to determine whether and to what extent such repurchases might take place. Also, ATSG said that its aircraft leasing business, CAM, has agreed to purchase from Guggenheim Aviation Partners, Ltd., two 767-300 freighters that ATSG is already operating under leases from Guggenheim.
Joe Hete, President and Chief Executive Officer of ATSG, said, "The second quarter provided strong evidence of the efficiency with which our businesses convert revenue growth into cash flow and higher earnings. The new agreements with Amerijet and Cargojet we announced in May, including dry leases of four more of our 767s, led to the return of several 767 freighters from our airlines to our leasing business, CAM. That shift, plus significant reductions in personnel related costs, fewer heavy maintenance checks in the second quarter, and stronger returns from our operations for the U.S. military, led to a profitable quarter in our ACMI Services segment. I'm also pleased with the contribution of our aircraft maintenance business, AMES, which opened its new hangar facility in Wilmington in late June."

For the first half of 2014, ATSG earned $15.8 million, or $0.24 per share from continuing operations, up 3 percent from the first half of 2013. Revenues increased 4 percent to $293.2 million. Adjusted EBITDA for the first half of 2014 was $84.1 million, up 15 percent from the first half of 2013.
Capital expenditures in the first half, including expenses related to construction of new leased hangar facilities, were $23.5 million, compared with $72.8 million in the first half of 2013. The company increased its projection for 2014 capital spending from $45 million to approximately $95 million to reflect the purchase of two currently leased-in 767-300 freighters at the end of the third quarter.
Segment Results
CAM (Aircraft Leasing)

CAM	Second Quarter
($ in thousands)	2014	2013
Revenues	$40,590	$39,362
Pre-Tax Earnings	10,667	17,214
Significant Developments:

•
Lower pre-tax earnings from leasing operations reflect a $5.5 million increase in depreciation from additional and newer aircraft, including four Boeing 757 combis (combined passenger and main-deck cargo aircraft) that offer significant operating cost savings compared with the DC-8s they replaced. At the same time, CAM's costs to prepare aircraft for redeployment to lessees, and the associated loss of lease revenues from CAM's airline affiliates for those aircraft, reduced its second-quarter earnings by about $1.5 million.

•
At June 30, CAM owned 51 Boeing cargo aircraft in serviceable condition. Four CAM-owned 757 combis have entered service since the first one was deployed in June 2013, and three DC-8 combis were retired, including one that was removed at the end of the second quarter last year. One more 767-300 freighter was added earlier this year. A table reflecting cargo aircraft in service is included at the end of this release.

•
CAM delivered the first of two 767-200 freighters to Cargojet in June under a dry-lease agreement. It expects to deliver four more 767 freighters this year, including two 767-300s to Amerijet and another 767-200 to Cargojet this summer. Amerijet also extended for 18 months the dry-lease agreements for two of the three 767-200s that it currently leases from CAM. Finally, West Atlantic of Sweden is expected to lease a 767 freighter from CAM later this quarter.

•	When fully implemented, the new arrangements with Amerijet, Cargojet and West Atlantic are expected to expand the number of CAM aircraft leased to external customers from 21 to 25.
ACMI Services

ACMI Services	Second Quarter
($ in thousands)	2014	2013
Revenues
Airline services	$88,657	$89,920
Reimbursables	22,647	16,684
Total ACMI Services Revenues	111,304	106,604

Pre-Tax Earnings (Loss)	309	(9,093)
Significant Developments:

•
A pre-tax profit in the second quarter contrasts with losses of $9 million a year ago and $7 million in the first quarter of this year. Principal factors were reductions in personnel costs including pension expense, fewer heavy maintenance checks than in the prior periods, stronger results from combi operations for the U.S. Military, and lower lease costs compared with the second quarter last year.

•	ACMI block hours decreased 6 percent compared with the prior-year quarter, principally reflecting reduced operations for DHL in the Mideast that ended early this year.
Other Activities

Other Activities	Second Quarter
($ in thousands)	2014	2013
Revenues	$36,493	$26,951
Pre-Tax Earnings	4,108	2,607

•
A $1.5 million increase in pre-tax earnings was driven largely by a $5.8 million gain in revenues from external customers at AMES. They also supported CAM's efforts to prepare its freighters during the second quarter for new dry lease assignments. A new two-bay, 105,000 square foot hangar opened in Wilmington in June, which will support AMES's growth.

Outlook
ATSG now projects that its Adjusted EBITDA for 2014 will exceed $170 million, with final results for the year dependent on its ability to continue to deploy its aircraft.
"The broad interest in our aircraft that we noted in May has persisted into the summer," Hete said. "We expect our cash flow this year to continue to benefit from operating gains from additional aircraft leases, plus reduced pension funding obligations. As we deploy more aircraft under multi-year customer arrangements, we have also demonstrated our confidence in the cash-generating power of the business through a Board authorization for share repurchase flexibility. We now have the option to choose from a wide range of non-exclusive capital allocation alternatives, mindful of the interests of our shareholders for long-term growth, a strong balance sheet, and optimal returns on their investments.”
Conference Call
ATSG will host a conference call on August 6, 2014, at 10:00 a.m. Eastern time to review its financial results for the second quarter of 2014. Participants should dial 888-895-5479 and international participants should dial 847-619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 37765304. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on August 6, 2014, beginning at 2:00 p.m. and continuing through August 13, 2014, at (888) 843-7419 (international callers 630-652-3042); use pass code 37765304#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's

("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUES	$149,618	$138,904	$293,211	$282,183

OPERATING EXPENSES
Salaries, wages and benefits	40,895	41,964	83,960	85,273
Maintenance, materials and repairs	23,168	25,005	48,047	47,139
Depreciation and amortization	27,142	21,765	52,121	42,685
Fuel	14,014	12,440	26,274	26,801
Rent	6,924	6,791	14,234	13,570
Travel	4,419	4,772	8,992	9,499
Landing and ramp	2,576	1,972	5,314	6,037
Insurance	1,573	1,396	2,778	2,907
Other operating expenses	10,790	8,630	19,538	17,690
	131,501	124,735	261,258	251,601

OPERATING INCOME	18,117	14,169	31,953	30,582
OTHER INCOME (EXPENSE)
Interest income	24	18	43	39
Interest expense	(3,481)	(3,554)	(7,304)	(6,686)
Net gain on derivative instruments	31	452	330	742
	(3,426)	(3,084)	(6,931)	(5,905)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	14,691	11,085	25,022	24,677
INCOME TAX EXPENSE	(5,393)	(4,170)	(9,202)	(9,261)

EARNINGS FROM CONTINUING OPERATIONS	9,298	6,915	15,820	15,416

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	211	(1)	422	(2)
NET EARNINGS	$9,509	$6,914	$16,242	$15,414

EARNINGS PER SHARE - Basic
Continuing operations	$0.14	$0.11	$0.25	$0.24
Discontinued operations	0.01	—	—	—
NET EARNINGS PER SHARE	$0.15	$0.11	$0.25	$0.24

EARNINGS PER SHARE - Diluted
Continuing operations	$0.14	$0.11	$0.24	$0.24
Discontinued operations	0.01	—	0.01	—
NET EARNINGS PER SHARE	$0.15	$0.11	$0.25	$0.24

WEIGHTED AVERAGE SHARES
Basic	64,285	64,050	64,217	63,931
Diluted	65,207	64,859	65,174	64,692

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,763	$31,699
Accounts receivable, net of allowance of $863 in 2014 and $717 in 2013	57,126	52,247
Inventory	9,777	9,050
Prepaid supplies and other	12,810	9,730
Deferred income taxes	13,957	13,957
Aircraft and engines held for sale	1,015	2,995
TOTAL CURRENT ASSETS	118,448	119,678

Property and equipment, net	809,810	838,172
Other assets	38,214	21,143
Pension assets, net of obligations	18,862	14,855
Intangibles	4,755	4,896
Goodwill	34,395	34,395
TOTAL ASSETS	$1,024,484	$1,033,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,971	$34,818
Accrued salaries, wages and benefits	21,061	23,163
Accrued expenses	10,121	9,695
Current portion of debt obligations	24,027	23,721
Unearned revenue	9,487	8,733
TOTAL CURRENT LIABILITIES	98,667	100,130
Long term debt	328,103	360,794
Post-retirement obligations	29,985	30,638
Other liabilities	64,134	62,740
Deferred income taxes	118,335	109,869

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,939,895 and 64,618,305 shares issued and outstanding in 2014 and 2013, respectively	649	646
Additional paid-in capital	526,023	524,953
Accumulated deficit	(110,571)	(126,813)
Accumulated other comprehensive loss	(30,841)	(29,818)
TOTAL STOCKHOLDERS’ EQUITY	385,260	368,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,024,484	$1,033,139

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
CAM	$40,590	$39,362	$81,225	$78,331
ACMI Services
Airline services	88,657	89,920	176,164	183,077
Reimbursables	22,647	16,684	43,736	34,843
Total ACMI Services	111,304	106,604	219,900	217,920
Other Activities	36,493	26,951	63,301	53,205
Total Revenues	188,387	172,917	364,426	349,456
Eliminate internal revenues	(38,769)	(34,013)	(71,215)	(67,273)
Customer Revenues	$149,618	$138,904	$293,211	$282,183

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	10,667	17,214	25,107	34,087
ACMI Services	309	(9,093)	(6,737)	(14,497)
Other Activities	4,108	2,607	7,125	4,788
Net, unallocated interest expense	(424)	(95)	(803)	(443)
Net gain on derivative instruments	31	452	330	742
Total Pre-tax Earnings	$14,691	$11,085	$25,022	$24,677

Adjustments to Pre-tax Earnings
Less net gain on derivative instruments	(31)	(452)	(330)	(742)
Adjusted Pre-tax Earnings	$14,660	$10,633	$24,692	$23,935

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Earnings from Continuing Operations Before Income Taxes	$14,691	$11,085	$25,022	$24,677
Interest Income	(24)	(18)	(43)	(39)
Interest Expense	3,481	3,554	7,304	6,686
Depreciation and Amortization	27,142	21,765	52,121	42,685
EBITDA from Continuing Operations	$45,290	$36,386	$84,404	$74,009
Less net gain on derivative instruments	(31)	(452)	(330)	(742)

Adjusted EBITDA from Continuing Operations	$45,259	$35,934	$84,074	$73,267

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			June 30,			December 31,
	2013			2014			2014 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	8	6	2	9	7	2	9	9	—
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	3	3	—	4	4	—	4	4	—
Total Aircraft In-Service	55	49	6	57	51	6	57	53	4

Owned Aircraft In Serviceable Condition
	December 31,			June 30,			December 31,
	2013			2014			2014 Projected

ATSG airlines		29			26			27-28
External customers		20			21			25-26
Staging/Unassigned		—			4			—
		49			51			53